FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR SECOND QUARTER 2016

Marlborough, Mass. (July 28, 2016) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $2.126 billion during the second quarter ended June 30, 2016, compared to the company's guidance range for the quarter of $2.010 to $2.060 billion. This represents growth of 15 percent on a reported basis and 16 percent on an operational basis (calculated on a constant currency basis), all compared to the prior year period. The company reported a GAAP loss of $207 million, or $(0.15) per share, compared to earnings of $0.08 a year ago, and achieved adjusted earnings per share of $0.27 for the period, compared to $0.22 a year ago.

"Our strong performance is evidence of the success of our category leadership strategy," said Mike Mahoney, chairman and chief executive officer, Boston Scientific. "Our deep portfolio, commitment to innovation and high-performance culture are helping us meet the needs of our customers and patients while sustaining growth and momentum."

Second quarter financial results and recent developments:

•	Reported second quarter sales of $2.126 billion, representing an increase of 15 percent on a reported basis and 16 percent on an operational basis, all compared to the prior year period.

•
Grew organic revenue 10 percent in the second quarter over the prior year period. Organic revenue growth excludes the impact of changes in foreign currency exchange rates and sales from the acquisition of the American Medical Systems (AMS) male urology portfolio.

•
Reported a GAAP loss of $(0.15) per share compared to the company's guidance range of $0.12 to $0.15 per share, primarily due to litigation-related charges. Achieved adjusted earnings per share of $0.27 compared to the guidance range of $0.25 to $0.27 per share.

•	Achieved second quarter revenue growth in all segments, all compared to the prior year period:

◦	MedSurg: 29 percent (29 percent operational and 13 percent organic)

◦	Cardiovascular: 13 percent (13 percent operational and organic)

◦	Rhythm Management: 4 percent (5 percent operational and organic)

•	Delivered strong regional revenue growth, all compared to the prior year period:

◦	U.S.: 15 percent (15 percent operational and 8 percent organic)

◦	Europe: 16 percent (14 percent operational and 9 percent organic)

◦	AMEA (Asia-Pacific, Middle East and Africa): 18 percent (18 percent operational and 16 percent organic)

◦	Emerging markets:* 8 percent revenue (21 percent operational and 20 percent organic)

•
Received FDA approval for the Precision Montage™ MRI Spinal Cord Stimulator System, which offers patients suffering from chronic pain full-body access to magnetic resonance imaging procedures, as well as customized therapy.

•
Presented clinical data from the EFFORTLESS study at the Heart Rhythm Society's annual Scientific Sessions that demonstrated positive long-term safety and efficacy outcomes for the Subcutaneous Implantable Defibrillator (S-ICD) System. Also presented pre-clinical data for the EMPOWER™ Modular Pacing System,** which can communicate with the EMBLEM™ S-ICD System, allowing electrophysiologists to treat life-threatening arrhythmias with a modular therapy approach.

•
Presented three-month data from the 1,000-patient EWOLUTION registry for the WATCHMAN™ Left Atrial Appendage Closure (LAAC) Device at the annual EuroPCR Scientific Program in Paris that demonstrated a high success rate of 98.5% in complete left atrial appendage closure. Also unveiled data from the 1,000-patient RESPOND study, which evaluated the Boston Scientific Lotus™ Valve*** through 30 days post implant procedure and established excellent device performance, a strong safety profile and extremely low rates of paravalvular leak (PVL).

•	Expanded offering of MR-conditional products with FDA approval of the ImageReady™ MR-Conditional Pacing System, including the INGEVITY™ MRI pacing leads and CE Mark of the EMBLEM MRI S-ICD System.

•	Received FDA approval of the IntellaNav™ XP and the IntellaNav MiFi™ XP navigation-enabled ablation catheters for the treatment of patients with Type-I atrial flutter.

•
Announced the acquisition of Cosman Medical, a manufacturer of radiofrequency ablation systems used by physicians to treat patients with chronic back and neck pain, expanding the company's Neuromodulation portfolio and offering physicians a wider choice of non-opioid therapeutic options for treating pain.

•
Entered into a contingent Stipulation of Settled Issues with the U.S. Internal Revenue Service to resolve disputes related to previously disclosed transfer pricing issues, which is expected to bring greater certainty to the company's balance sheet and cash flow outlook.

•
Received positive guidance from the National Institute for Health and Care Excellence (NICE) for the use of the GreenLight XPS™ Laser Therapy System in the treatment of patients with benign prostatic hyperplasia, or BPH.

* We define Emerging Markets as including certain countries that we believe have strong growth potential based on their economic conditions, healthcare sectors, and our global capabilities. Currently, we include 20 countries in our definition of Emerging Markets.
** The EMPOWER Modular Pacing System is currently in development and not available for use or sale worldwide.
*** In the U.S., the Lotus Valve System is an investigational device and not available for sale. It is CE marked in the European Union.

Net sales for the second quarter:

			Change
	Three Months Ended June 30,		As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis
in millions	2016	2015

Interventional Cardiology	$579	$515	13%	$(4)	1%	12%
Peripheral Interventions	258	228	13%	(3)	(1)%	14%
Cardiovascular	837	743	13%	(7)	0%	13%
Cardiac Rhythm Management	477	460	4%	(5)	0%	4%
Electrophysiology	60	57	5%	(1)	(1)%	6%
Rhythm Management	537	517	4%	(6)	(1)%	5%
Endoscopy	361	326	11%	(3)	0%	11%
Urology and Pelvic Health	256	135	89%	(7)	(1)%	90%	*
Neuromodulation	135	122	11%	(1)	(1)%	12%
MedSurg	752	583	29%	(11)	0%	29%

Net Sales	$2,126	$1,843	15%	$(24)	(1)%	16%

*Urology and Pelvic Health grew 18% on an organic basis.

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net loss for the second quarter of 2016 was $207 million, or $(0.15) per share. These results included acquisition- and divestiture-, litigation-, and restructuring and restructuring- related net charges and amortization expense, of $580 million (after-tax) or $0.42 per share. Adjusted net income for the second quarter of 2016, excluding these net charges, was $373 million, or $0.27 per share.

On a consolidated GAAP basis, net income for the second quarter of 2015 was $102 million, or $0.08 per share. These results included an intangible asset impairment charge, acquisition- and divestiture-related net charges, restructuring and restructuring-related net charges, litigation-related net credits, debt extinguishment charges and amortization expense, of $192 million (after-tax) or $0.14 per share. Adjusted net income for the second quarter of 2015, excluding these net charges, was $294 million, or $0.22 per share.

Guidance for Full Year and Third Quarter 2016

The company now estimates revenue for the full year 2016 to be in a range of $8.270 to $8.370 billion (compared to prior guidance of $8.075 to $8.225 billion), which versus the prior year period represents growth of approximately 11 to 12 percent on both a reported basis and on an operational basis, and growth of approximately 8 to 9 percent on an organic basis. The company now estimates income on a GAAP basis in a range of $0.30 to $0.35 per share (compared to prior guidance of $0.59 to $0.65 per share), and now estimates adjusted earnings, excluding acquisition- and divestiture-, litigation-, and restructuring and restructuring-related net charges, and amortization expense, in a range of $1.07 to $1.11 per share (compared to $1.06 to $1.10 per share).

The company estimates sales for the third quarter of 2016 to be in a range of $2.035 to $2.085 billion, which versus the prior year period represents growth of approximately 8 to 10 percent on both a reported basis and on an operational basis, and growth of approximately 7 to 9 percent on an organic basis. The company estimates earnings on a GAAP basis in a range of $0.13 to $0.15 per share. Adjusted earnings, excluding acquisition- and divestiture- and restructuring and restructuring-related net charges and amortization expense, are estimated in a range of $0.25 to $0.27 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP, organic and operational revenue growth rates, GAAP earnings and adjusted earnings for the third quarter and full year 2016; our financial performance; our contingent settlement with the U.S. Internal Revenue Service; our business plans; and our positioning for revenue and earnings growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; the closing and integration of acquisitions; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Tom Keppeler
508-683-6585 (office)
Media Relations
Boston Scientific Corporation
tom.keppeler@bsci.com

Investors:	Susan Lisa, CFA
508-683-5565 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in millions, except per share data	2016	2015	2016	2015

Net sales	$2,126	$1,843	$4,090	$3,611
Cost of products sold	639	540	1,211	1,060
Gross profit	1,487	1,303	2,879	2,551

Operating expenses:
Selling, general and administrative expenses	779	700	1,497	1,367
Research and development expenses	222	220	431	412
Royalty expense	20	18	39	36
Amortization expense	135	116	271	229
Intangible asset impairment charges	—	9	—	9
Contingent consideration expense (benefit)	33	19	37	46
Restructuring charges	14	3	17	9
Litigation-related charges (credits)	618	(1)	628	192
Pension termination charges	—	—	—	8
	1,821	1,084	2,920	2,308
Operating income (loss)	(334)	219	(41)	243

Other income (expense):
Interest expense	(59)	(106)	(118)	(167)
Other, net	(4)	(8)	(10)	(22)
Income (loss) before income taxes	(397)	105	(169)	54
Income tax expense (benefit)	(190)	3	(164)	(47)
Net income (loss)	$(207)	$102	$(5)	$101

Net income (loss) per common share - basic	$(0.15)	$0.08	$(0.00)	$0.08
Net income (loss) per common share - assuming dilution	$(0.15)	$0.08	$(0.00)	$0.07

Weighted-average shares outstanding
Basic	1,357.4	1,341.3	1,353.9	1,337.5
Assuming dilution	1,357.4	1,361.8	1,353.9	1,359.7

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	June 30,	December 31,
in millions, except share data	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$438	$319
Trade accounts receivable, net	1,387	1,275
Inventories	981	1,016
Deferred and prepaid income taxes	78	496
Other current assets	446	365
Total current assets	3,330	3,471

Property, plant and equipment, net	1,487	1,490
Goodwill	6,475	6,473
Other intangible assets, net	5,930	6,194
Other long-term assets	616	505
TOTAL ASSETS	$17,838	$18,133

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$254	$3
Accounts payable	284	209
Accrued expenses	2,236	1,970
Other current liabilities	408	248
Total current liabilities	3,182	2,430

Long-term debt	5,173	5,674
Deferred income taxes	24	735
Other long-term liabilities	3,239	2,974

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000 shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000 shares -
issued 1,606,264,833 shares as of June 30, 2016 and
1,594,213,786 shares as of December 31, 2015	18	16
Treasury stock, at cost - 247,566,270 shares as of June 30, 2016
and 247,566,270 shares as of December 31, 2015	(1,717)	(1,717)
Additional paid-in capital	16,923	16,860
Accumulated deficit	(8,934)	(8,927)
Accumulated other comprehensive income (loss), net of tax	(70)	88
Total stockholders' equity	6,220	6,320
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,838	$18,133

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended June 30, 2016
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$(397)	$190	$(207)	$(0.15)
Non-GAAP adjustments:
Acquisition- and divestiture-related net charges (b)	53	(4)	49	0.04	*
Restructuring and restructuring-related net charges (c)	26	(5)	21	0.02	*
Litigation-related net charges	618	(224)	394	0.28	*
Amortization expense	135	(19)	116	0.08	*
Adjusted net income	$435	$(62)	$373	$0.27

*Assumes dilution of 17.7 million shares for the three months ended June 30, 2016 for all or a portion of these non-GAAP Adjustments

	Three Months Ended June 30, 2015
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$105	$(3)	$102	$0.08
Non-GAAP adjustments:
Intangible asset impairment charge	9	(2)	7	0.01
Acquisition- and divestiture-related net charges (d)	49	(7)	42	0.03
Restructuring and restructuring-related net charges (e)	16	(2)	14	0.01
Litigation-related net credits	(1)	—	(1)	0.00
Debt extinguishment charges	45	(16)	29	0.02
Amortization expense	116	(15)	101	0.07
Adjusted net income	$339	$(45)	$294	$0.22

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the second quarter of 2016, pre-tax acquisition- and divestiture-related net charges were $53 million, of which $8 million was recorded in cost of products sold, $12 million was recorded in selling, general and administrative expenses, and $33 million was recorded as contingent consideration expense.

(c) In the second quarter of 2016, pre-tax restructuring charges were $14 million and pre-tax restructuring-related charges were $12 million, of which $7 million was recorded in cost of products sold and $5 million was recorded in selling, general and administrative expenses.

(d) In the second quarter of 2015, pre-tax acquisition- and divestiture-related net charges were $49 million, of which $3 million was recorded in cost of products sold, $7 million was recorded in selling, general and administrative expenses, $20 million was recorded in research and development, and $19 million was recorded as contingent consideration expense.

(e) In the second quarter of 2015, pre-tax restructuring charges were $3 million and pre-tax restructuring- related charges were $13 million, of which $8 million was recorded in cost of products sold and $5 million was recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

	Six Months Ended June 30, 2016
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$(169)	$164	$(5)	$(0.00)
Non-GAAP adjustments:
Acquisition- and divestiture-related net charges (b)	96	(2)	94	0.07	*
Restructuring and restructuring-related net charges (c)	38	(10)	28	0.02	*
Litigation-related net charges	628	(228)	400	0.29	*
Amortization expense	271	(37)	234	0.17	*
Adjusted net income	$864	$(113)	$751	$0.55

*Assumes dilution of 18.6 million shares for the six months ended June 30, 2016 for all or a portion of these non-GAAP Adjustments

	Six Months Ended June 30, 2015
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$54	$47	$101	$0.07
Non-GAAP adjustments:
Intangible asset impairment charge	9	(2)	7	0.01
Acquisition- and divestiture-related net charges (e)	91	(5)	86	0.07
Restructuring and restructuring-related net charges (f)	37	(6)	31	0.02
Litigation-related net charges	192	(70)	122	0.09
Debt extinguishment charges (d)	45	(16)	29	0.02
Pension termination charges	8	(3)	5	0.00
Amortization expense	229	(30)	199	0.15
Adjusted net income	$665	$(85)	$580	$0.43

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the second quarter of 2016, pre-tax acquisition- and divestiture-related net charges were $96 million, of which $32 million was recorded in cost of products sold, $27 million was recorded in selling, general and administrative expenses, and $37 million was recorded as contingent consideration expense.

(c) In the second quarter of 2016, pre-tax restructuring charges were $17 million and pre-tax restructuring-related charges were $21 million, of which $12 million was recorded in cost of products sold and $9 million was recorded in selling, general and administrative expenses.

(d) Debt extinguishment charges are recorded in interest expense.
(e) In the first half of 2015, pre-tax acquisition- and divestiture-related net charges were $91 million, of which $8 million were recorded in cost of products sold, $13 million was recorded in selling, general and administrative expense, $20 million was recorded in research and development, $46 million was recorded as a contingent consideration expense, and $4 million was recorded as interest expense.

(f) In the first half of 2015, pre-tax restructuring charges were $9 million and pre-tax restructuring- related charges were $28 million, of which $15 million was recorded in cost of products sold and $13 million was recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SEGMENT INFORMATION
(Unaudited)

SEGMENT NET SALES*	Three Months Ended June 30,			Six Months Ended June 30,
in millions	2016	2015	Change	2016	2015	Change

Interventional Cardiology	$635	$567	12%	$1,248	$1,108	13%
Peripheral Interventions	278	245	14%	542	477	14%
Cardiovascular	913	812	13%	1,790	1,585	13%

Cardiac Rhythm Management	512	490	4%	983	973	1%
Electrophysiology	64	60	6%	128	121	6%
Rhythm Management	576	550	5%	1,111	1,094	1%

Endoscopy	390	352	11%	755	680	11%
Urology and Pelvic Health	270	142	90%	513	272	89%
Neuromodulation	139	125	12%	264	241	10%
MedSurg	799	619	29%	1,532	1,193	28%

Subtotal Core Businesses	2,288	1,981	16%	4,433	3,872	15%

Foreign Currency	(162)	(138)	N/A	(343)	(261)	N/A

Net Sales	$2,126	$1,843	15%	$4,090	$3,611	13%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

SEGMENT OPERATING INCOME*	Three Months Ended June 30,		Six Months Ended June 30,
in millions	2016	2015	2016	2015

Segment operating income
Cardiovascular	$294	$247	$593	$483
Rhythm Management	97	78	187	155
MedSurg	262	188	502	355
Operating income allocated to reportable segments	653	513	1,282	993
Corporate expenses and currency exchange	(155)	(105)	(290)	(188)
Intangible asset impairment charges; acquisition- and divestiture-, restructuring- and restructuring-related net charges; litigation-related net charges and credits; and pension termination charges	(697)	(73)	(762)	(333)
Amortization expense	(135)	(116)	(271)	(229)
Operating income (loss)	$(334)	$219	$(41)	$243

*We measure and evaluate our reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency. Sales generated from reportable segments, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year, and do not include intersegment profits. We exclude from segment operating income certain corporate-related expenses and certain transactions or adjustments that our chief operating decision maker considers to be non-recurring and/or non-operational, such as amounts related to intangible asset impairment charges; acquisition and divestiture-, restructuring- and litigation-related net charges and credits; pension termination charges; and amortization expense. Although we exclude these amounts from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) SALES BY COMPONENT
(Unaudited)

	Three Months Ended June 30,
(in millions)	2016	2015
Defibrillator systems	333	335
Pacemaker systems	144	125
CRM products	$477	$460

	Six Months Ended June 30,
(in millions)	2016	2015
Defibrillator systems	644	670
Pacemaker systems	266	246
CRM products	$910	$916

BOSTON SCIENTIFIC CORPORATION
SEGMENT AND REGIONAL NET SALES
(Unaudited)

Q2 2016 Segment Net Sales as compared to Q2 2015

	MedSurg	Cardiovascular	Rhythm Management	Total BSC
Percentage change in net sales, as reported	29%	13%	4%	15%
Less: Impact of Foreign Currency Fluctuations	0%	0%	(1)%	(1)%
Percentage change in net sales, constant currency	29%	13%	5%	16%
Less: Impact of AMS acquisition	16%	0%	0%	6%
Percentage change in net sales, organic	13%	13%	5%	10%

Q2 2016 Regional Net Sales as compared to Q2 2015

	U.S.	Europe	AMEA	Emerging Markets
Percentage change in net sales, as reported	15%	16%	18%	8%
Less: Impact of Foreign Currency Fluctuations	0%	2%	0%	(13)%
Percentage change in net sales, constant currency	15%	14%	18%	21%
Less: Impact of AMS acquisition	7%	5%	2%	1%
Percentage change in net sales, organic	8%	9%	16%	20%

*We define Emerging Markets as including certain countries that we believe have strong growth potential based on their economic conditions, healthcare sectors, and our global capabilities. Currently, we include 20 countries in our definition of Emerging Markets.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED REVENUE NON-GAAP GROWTH RATES AND NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Q3 and Full Year 2016 Estimated Revenue Growth Rates

	Q3 2016 Estimate		Full Year 2016 Estimate
	(Low)	(High)	(Low)	(High)
Estimated GAAP sales growth	8%	10%	11%	12%
Less: Estimated Impact of Foreign Currency Fluctuations	0%	0%	0%	0%
Estimated sales growth, constant currency	8%	10%	11%	12%
Less: Impact of AMS acquisition	1%	1%	3%	3%
Estimated sales growth, organic	7%	9%	8%	9%

Q3 and Full Year 2016 EPS Guidance

	Q3 2016 Estimate		Full Year 2016 Estimate		Prior Full Year 2016 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
GAAP results	$0.13	$0.15	$0.30	$0.35	$0.59	$0.65

Estimated acquisition and divestiture-related net charges	0.01	0.01	0.08	0.08	0.06	0.05
Estimated restructuring and restructuring-related charges	0.02	0.02	0.06	0.05	0.07	0.06
Estimated amortization expense	0.09	0.09	0.34	0.34	0.34	0.34
Litigation-related charges	—	—	0.29	0.29	0.00	0.00

Adjusted results	$0.25	$0.27	$1.07	$1.11	$1.06	$1.10

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (earnings) and adjusted net income (earnings) per share that exclude certain amounts, and adjusted net sales that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate adjusted net sales that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this constant currency growth rate and/or growth rates excluding the impacts of recent acquisitions with significant sales is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. With the exception of the impact of recent acquisitions with significant sales, the adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share that exclude certain amounts, and adjusted net sales that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its financial and operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and six months ended June 30, 2016 and 2015, and for the forecasted three month period ending September 30, 2016 and full year ending December 31, 2016, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

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Intangible asset impairment charges - This amount represents write-downs of certain intangible asset balances in the first half of 2015. We review intangible assets subject to amortization quarterly to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment and test our indefinite-lived intangible assets at least annually for impairment. If we determine the carrying value of the amortizable intangible asset is not recoverable or we conclude that it is more likely than not that the indefinite-live asset is impaired, we will write the carrying value down to fair value in the period identified. We exclude the impact of impairment charges from management's assessment of operating performance and from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded intangible asset impairment charges for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Acquisition- and divestiture-related net charges (credits) - These adjustments may consist of (a) contingent consideration fair value adjustments; (b) gains on previously held investments; (c) purchased and/or funded in-process research and development expenses incurred outside of a business combination; and (d) due diligence, other fees, inventory step up amortization, and integration and exit costs. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees, inventory step-up amortization, and integration and exit costs include legal, tax, severance and other expenses associated with prior and potential future acquisitions that can be highly variable and not representative of ongoing operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Restructuring and restructuring-related net charges (credits) - These adjustments represent severance and other direct costs associated with our restructuring programs. These costs are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Litigation-related net charges (credits) - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Debt extinguishment charges - This item represents premiums, accelerated amortization of debt issuance costs and investor discount costs net of interest rate hedge gains related to the early extinguishment of $1.0 billion of public senior notes during the second quarter of 2015. These adjustments are not expected to recur and do not reflect expected ongoing operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Pension termination charges - This item represents charges associated with the termination of the Guidant Retirement Plan, a frozen defined benefit plan. These charges are not expected to recur after 2015 and do not reflect expected ongoing operating results. Accordingly, management has excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Amortization expense - We record intangible assets at historical cost and amortize them over their estimated useful lives. Amortization expense is excluded from management's assessment of operating performance and is also excluded from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted Net Sales Excluding the Impact of Changes in Foreign Currency Exchange Rates and/or the Impact of Recent Acquisitions with Significant Sales

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The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. The impact of recent acquisitions with significant sales in the current period and no prior period equivalent may distort our presentation of organic growth. Accordingly, management excludes the impact of changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales for purposes of reviewing the net sales and growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted net income and adjusted net income per share that exclude certain amounts, and adjusted net sales that exclude the impact of changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales, are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.